Putnam Income Fund 004
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.



72DD1		Class A	66,143
		Class B	23,023
		Class C	  1,494

72DD2		Class M	65,789
		Class Y	20,900


73A1		Class A	0.350
		Class B	0.302
		Class C	0.302

73A2		Class M	0.338
		Class Y	0.362


74U1		Class A	203,051
		Class B	 84,788
		Class C	   5,935

74U2		Class M	224,080
		Class Y	  80,028

74V1		Class A	6.59
		Class B	6.55
		Class C	6.57

74V2		Class M	6.54
		Class Y	6.63